UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2020

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,

If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020, U.S. Energy Corp. (“U.S. Energy” or the “Company”) entered into a new employment agreement (the “Employment Agreement”) with its Chief Executive Officer (“CEO”), Ryan Smith. The term of Mr. Smith’s previous employment agreement expired on January 1, 2020.

The term of Mr. Smith’s Employment Agreement commenced on March 5, 2020 and, unless terminated sooner as provided in the Employment Agreement, will continue until January 1, 2021. After January 1, 2021, the Employment Agreement will automatically renew for one successive term of one year, unless Mr. Smith or the Company provides written notice within 60 days prior to the expiration that the Employment Agreement will not be renewed. Nonrenewal of the Employment Agreement will not be treated as a termination of employment with the Company unless Mr. Smith’s employment with the Company is actually terminated in connection with such nonrenewal.

Under the Employment Agreement, Mr. Smith will receive an annual base salary of $240,000 and, subject to the satisfaction of applicable performance criteria and any other conditions required by the Company’s compensation committee (the “Compensation Committee”), he will be eligible to receive an annual cash bonus and an annual equity bonus grant. The amount of any cash bonus payment and equity bonus grant will be subject to certain predetermined performance criteria established by the Compensation Committee. Mr. Smith will also participate in the Company’s other benefits commensurate with the executive level.

In the event that Mr. Smith’s employment is terminated by the Company due to death or disability, Mr. Smith, or his estate or beneficiaries, shall be entitled to (i) any accrued obligation (as that term is defined in the Employment Agreement); (ii) any unpaid annual cash bonus for any completed fiscal year that has ended prior to termination with such amount to be determined by actual performance during the completed fiscal year; (iii) a payment equal to any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period Mr. Smith worked prior to death or disability; and (iv) immediate vesting of any and all equity awards granted to Mr. Smith during his employment with the Company.

In the event that the Company terminates Mr. Smith’s employment without cause (as that term is defined in the Employment Agreement) or Mr. Smith terminates his employment for good reason (as that term is defined in the Employment Agreement), Mr. Smith shall be entitled to receive (i) any accrued obligation (as that term is defined in the Employment Agreement); (ii) any unpaid annual bonus for any completed fiscal year that has ended prior to termination with such amount to be determined by actual performance during the completed fiscal year; (iii) a payment equal to his annual base salary; (iv) a payment equal to the value of any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period worked prior to termination; (v) if Mr. Smith (or his dependents) elects COBRA coverage (or similar coverage as provided by similar state law), for a maximum of 12 months, a monthly payment equal to the monthly COBRA premium cost applicable to Mr. Smith; and (vi) immediate vesting of any and all equity awards granted to Mr. Smith during his employment.

In connection with a change of control (as defined in the Employment Agreement), in the event that the Company terminates the Employment Agreement without cause, or Mr. Smith terminates the Employment Agreement for good reason, then Mr. Smith shall be entitled to receive (i) any accrued obligation (as that term is defined in the Employment Agreement); (ii) any unpaid annual bonus for any completed fiscal year that has ended prior to termination with such amount to be determined by actual performance during the completed fiscal year; (iii) a payment equal to the value of any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period worked prior to termination; (iv) if Mr. Smith (or his dependents) elects COBRA coverage (or similar coverage as provided by similar state law), for a maximum of 12 months, a monthly payment equal to the monthly COBRA premium cost applicable to Mr. Smith; (v) immediate vesting of any and all equity awards granted to Mr. Smith during his employment; (vi) a payment equal to two times the total of (A) Mr. Smith’s base salary plus (B) the value of the annual cash bonus earned during the fiscal year immediately preceding the year of such termination; and (vii) subject to the discretion of the Compensation Committee, an additional cash bonus related to the change of control transaction, if the terms of the transaction are deemed to be significantly favorable to the Company.

In the event that the Company terminates Mr. Smith’s employment for cause or Mr. Smith terminates his employment without good reason, then Mr. Smith shall only be entitled to receive any accrued obligations (as that term is defined in the Employment Agreement).

In addition, the Employment Agreement has customary non-competition, non-solicitation and confidentiality provisions.

The Board of Directors of the Company appointed Mr. Smith as the Company’s CEO on December 10, 2019. Mr. Smith has served, and continues to serve, as the Company’s Chief Financial Officer since May 2017, and he was a consultant to the Company from January 2017 to May 2017. Mr. Smith served as the Chief Financial Officer of Emerald Oil Inc. from September 2014 to January 2017 and as its Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald Oil, Mr. Smith was a Vice President in the Investment Banking Group of Canaccord Genuity and focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Energy Group of Wells Fargo, working solely with upstream and midstream oil and gas companies. None of the entities at which Mr. Smith was previously employed is a parent, subsidiary or other affiliate of the Company.

Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

This summary description is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.08. Shareholder Director Nominations.

On March 6, 2020, the Board of Directors of the Company determined that the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”) will be held on or about June 9, 2020, at 8:00 a.m., Central Time, at the Company’s corporate headquarters or at such other time and location to be determined by the Company’s Board of Directors and set forth in the Company’s proxy statement for the 2020 Annual Meeting. It is possible that the 2020 Annual Meeting may be held on a different date.

The 2020 Annual Meeting will be held more than 30 days prior to the first anniversary of the Company’s 2019 annual meeting of shareholders, which was held on December 10, 2019. As a result, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must provide written notice that is received by the Company’s Secretary at the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057, on or before March 11, 2020, which the Company has determined to be a reasonable time before it expects to make its proxy materials available and is in compliance with the Company’s amended and restated bylaws (the “Bylaws”). Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must comply with the requirements of, and all the applicable rules and regulations promulgated by, the Securities and Exchange Commission under the Exchange Act, including the deadline set forth above, and must otherwise comply with the applicable provisions of the Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated March 5, 2020, by and between U.S. Energy Corp. and Ryan Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith Chief Executive Officer

Dated:	March 10, 2020